Exhibit 10.22

Victor Equipment de México, S.A. de C.V.
Av. Jesus Siqueiros No. 652.
Col Alvaro Obregon.
Hermosillo, Sonora.

Dear sirs,

We make reference to the lease agreement executed on October 13, 2008, between Victor Equipment de México, S.A. de C.V. thereinafter “Lessee”), as lessee and Banco J.P. Morgan, S.A. Institucion de Banca Multiple, J.P. Morgan Grupo Financiero, Division Fiduciaria in its capacity as trustee under the trust agreement number F/00030, as lessor (hereinafter “JP Morgan”), regarding the property located in Av. Jose Matco. S/N. Desarrollo Salvarcar. Cd. Juarez (hereinafter the “Lease Agreement”).

On this regard, by the foregoing, we notify you, pursuant to the terms foreseen in the Lease, that on October 14, 2009, JP Morgan assigned, without reservations or limitations whatsoever, all its rights and obligations as trustee under the mentioned trust, as well as all its assets and liabilities in favor of and against the trust, to The Bank of New York Mellon. S.A. Institution de Banca Multiple (hereinafter “BNYM”).

Therefore, the rights and obligations of the lessor regarding the Lease Agreement pertain as of this date to BNYM, in its capacity of trustee under the trust F/00030 surviving in its terms.

Regarding the aforementioned, the payment that Lessee shall make in favor of the lessor under the Lease (including, with out limitation, the payment of respective rent), shall continue to be paid by deposit to the bank account in which the payment have been made as of this date specifying the new account holder, nevertheless, the future invoice will be issued to you by the trust “F/00030 THE BANK OF NEW YORK MELLON. S.A.”

On the other hand, the notices that shall be made to the lessor under the Lease shall be sent with copy to the following address:

The Bank of New York Melllon, S.A., Institucion de Banca Multiple. Pasco de la Reforma 115, Piso 23, Mexico. D.F., 11000. Division Fiduciaria Att’n: Delegado Fiduciario

Sincerely yours,

The Bank of New York Mellon, S.A., Institucion de Banca Multiple. In is capacity of trustee in trust F/00030

Mexico City Federal District on October 14th, 2009

/s/ Por: Rosa Adriana Lopez Mirres Figueroa

Por: Rosa Adriana Lopez Mirres Figueroa
Su: Fiduciary delegate

/s/ ILLEGIBLE

Witness

Witness